SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 31, 1999


                             AMSOUTH BANCORPORATION
                ------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



          DELAWARE                         No. 1-7476          No. 63-0591257
-------------------------------------   -----------------   --------------------
(State or other jurisdiction of           (Commission          (IRS employer
       incorporation)                     File Number)       Identification No.)

                 AMSOUTH - SONAT TOWER
          1900 FIFTH AVENUE  NORTH, BIRMINGHAM,
                         ALABAMA                                    35203
---------------------------------------------------------   --------------------
        (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:

                                 (205) 320-7151


                                 Not applicable
                                 --------------
          (Registrant's former address of principal executive offices)

Item 5.  Other Events.

         As previously reported, on May 31, 1999, AmSouth Bancorporation, a Delaware corporation ("AmSouth"), entered into an Agreement and Plan of Merger (the "Merger Agreement") among AmSouth, First American Corporation, a Tennessee corporation ("First American"), and Alpha/Foxtrot Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AmSouth (the "Merger Sub"), for a tax-free merger of Merger Sub and First American, upon which each outstanding share of common stock, par value $2.50 per share, of First American would be converted into 1.871 shares of common stock, par value $1.00 per share, of AmSouth (the "Proposed Merger").

         In connection with the Merger Agreement, AmSouth and First American have also entered into cross stock option agreements, each dated June 1, 1999. Pursuant to the First American stock option agreement (the "First American Stock Option Agreement"), AmSouth granted to First American an irrevocable offer to purchase, under certain circumstances, up to 35,025,240 shares of AmSouth common stock at a price, subject to certain adjustments, of $ 28.5983 per share (the "First American Option"). Pursuant to the AmSouth stock option agreement (the "AmSouth Stock Option Agreement"), First American granted to AmSouth an irrevocable offer to purchase, under certain circumstances, up to 23,250,165 shares of First American common stock at a price, subject to certain adjustments, of $ 40.1625 per share (the "AmSouth Option", and, together with the "First American Option", the "Options" ). Each of the Options, if exercised by the grantee thereto, is intended to provide the grantee with the option to purchase up to 19.9% of the total number of shares of the issuer then issued and outstanding. Under certain circumstances, the issuer under each of the Options may be required to repurchase the applicable Option or the shares acquired pursuant to the exercise of such Option for a cash payment of at least $225 million. The Options may be exercised by the grantee thereto only if certain events occur. These events can generally be described as business combinations or acquisitions relating to the issuer of the particular Option (other than the Proposed Merger).

         Attached and incorporated herein by reference in their entirety as Exhibits 2.1, 10.1 and 10.2, respectively, are copies of (1) the Merger Agreement, (2) the First American Stock Option Agreement and (3) the AmSouth Stock Option Agreement.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits.

         2.1 Agreement and Plan of Merger dated as of May 31, 1999, among AmSouth Bancorporation, First American Corporation and Alpha/Foxtrot Acquisition Corp.

         10.1 Stock Option Agreement dated as of June 1, 1999 between First American Corporation and AmSouth Bancorporation.

         10.2 Stock Option Agreement dated as of June 1, 1999 between AmSouth Bancorporation and First American Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated June 8, 1999

                                            AMSOUTH BANCORPORATION


                                            By: /s/ Carl L. Gorday
                                               --------------------------
                                               Name:  Carl L. Gorday
                                               Title: Assistant Secretary

                                  Exhibit Index

2.1 Agreement and Plan of Merger dated as of May 31, 1999, among AmSouth Bancorporation, First American Corporation and Alpha/Foxtrot Acquisition Corp.

10.1 Stock Option Agreement dated as of June 1, 1999 between First American Corporation and AmSouth Bancorporation.

10.2 Stock Option Agreement dated as of June 1, 1999 between AmSouth Bancorporation and First American Corporation.